UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

[X] Preliminary Information Statement

[   ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[   ] Definitive Information Statement

NOBLE VICI GROUP, INC.

(Name of Registrant as Specified In Its Charter)

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[X] No fee required.

[   ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:

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4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[   ] Fee paid previously with preliminary materials.

[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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          2) Form, Schedule or Registration Statement No.:

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          4) Date Filed:

NOBLE VICI GROUP, INC.

36 Kaki Bukit Place

#04-01 Singapore 416214

Singapore

NOTICE OF CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT

OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on April 26, 2018, the board of directors of Noble Vici Group, Inc., a Delaware corporation (“NVGI,” “the Company,” “we” or “us”), and certain stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Increase the Company’s authorized capital from 3,000,000,000 shares of common stock, par value $0.0001 (the “Common Stock”), to 3,050,000,000 shares, consisting of 3,000,000,000 shares of Common Stock and 50,000,000 shares of undesignated preferred stock, par value $0.0001 (the “Preferred Stock”);
2.	Effect a 1-for-1000 reverse stock split of our issued and outstanding Common Stock (the “Reverse Stock Split”);
3.	Elect not to be governed by Section 203 of the Delaware General Corporation Law;
4.	Change the Company’s fiscal year end from December 31st to March 31st, for all purposes (including tax and financial accounting);
5.	Adopt Amended and Restated Certificate of Incorporation for the purpose of consolidating the amendments to the Company’s Certificate of Incorporation; and
6.	Adopt the Amended and Restated Bylaws of the Company.

Upon implementation of the Reverse Stock Split, each holder of common stock will receive one share of common stock for every one thousand shares of Common Stock held immediately prior to effecting the Reverse Stock Split.  Any fractional shares of Common Stock resulting from the Reverse Stock Split will “round up” to the nearest whole number.  No cash will be paid to any holders of fractional interests in NVGI.

The accompanying information statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Delaware General Corporation Law, our Certificate of Incorporation and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is April 26, 2018.  Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders. This information statement will be mailed on or about May 7, 2018 to stockholders of record on April 26, 2018. As such, we expect that the Corporate Actions will be effective no earlier than May 28, 2018.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

/s/ Eldee Wai Chong Tang

Eldee Wai Chong Tang

Chairman of the Board of Directors and Chief Executive Officer

________ __, 2018

NOBLE VICI GROUP, INC.

INFORMATION STATEMENT REGARDING

CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT OF

OUR BOARD OF DIRECTORS AND HOLDERS OF

A MAJORITY OF OUR VOTING CAPITAL STOCK

IN LIEU OF SPECIAL MEETING

Noble Vici Group, Inc. (“NVGI,” “the Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by our Board of Directors and the holders of a majority of our outstanding voting capital stock on April 26, 2018, in accordance with the relevant sections of Delaware General Corporation Law of the State of Delaware (the “DGCL”).

This information statement is being mailed on or about May 7, 2018 to stockholders of record on April 26, 2018 (the “Record Date”). The information statement is being delivered only to inform you of the corporate actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTION

On April 26, 2018, the board of directors of Noble Vici Group, Inc., a Delaware corporation (“NVGI,” “the Company,” “we” or “us”), and certain stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Increase the Company’s authorized capital from 3,000,000,000 shares of common stock, par value $0.0001 (the “Common Stock”), to 3,050,000,000 shares, consisting of 3,000,000,000 shares of Common Stock and 50,000,000 shares of undesignated preferred stock, par value $0.0001 (the “Preferred Stock”);
2.	Effect a 1-for-1000 reverse stock split of our issued and outstanding Common Stock (the “Reverse Stock Split”);
3.	Elect not to be governed by Section 203 of the Delaware General Corporation Law;
4.	Change the Company’s fiscal year end from December 31st to March 31st, for all purposes (including tax and financial accounting);
5.	Adopt Amended and Restated Certificate of Incorporation for the purpose of consolidating the amendments to the Company’s Certificate of Incorporation; and
6.	Adopt the Amended and Restated Bylaws of the Company.

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VOTING AND VOTE REQUIRED

Pursuant to NVGI’s Bylaws and the DGCL, a vote by the holders of at least a majority of NVGI’s outstanding capital stock is required to effect the actions described herein. Each common stockholder is entitled to one vote for each share of common stock held by such stockholder. As of the Record Date, NVGI had 2,663,134,500 shares of common stock issued and outstanding. The voting power representing not less than 1,331,567,251 shares of common stock is required to pass any stockholder resolutions. Pursuant to Section 228 of the DGCL, the following stockholders holding an aggregate of 2,250,000,000 shares of common stock, or approximately 84.49% of the issued and outstanding shares of our common stock on the Record Date, delivered an executed written consent dated April 26, 2018, authorizing the Corporate Actions.

Name	Common Shares Beneficially Held	Percentage of Issued and Outstanding
Pei-Chi Chou	250,000,000	9.39%
Pei-Ying Chou	250,000,000	9.39%
Feng-Kai Chou	250,000,000	9.39%
FoyFon Chaimongkol	125,000,000	4.69%
Paramee Songsittichoke	125,000,000	4.69%
Wongyai Krittakorn	125,000,000	4.69%
Wei-Chen Kao	1,125,000,000	42.24%
TOTAL	2,250,000,000	84.49%

NO APPRAISAL RIGHTS

Under the DGCL, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Corporate Actions.

CORPORATE ACTION NO. 1

INCREASE IN AUTHORIZED CAPITAL TO ESTABLISH PREFERRED STOCK

The Board and the stockholders of record entitled to vote holding at least a majority of our issued and outstanding voting capital stock (the “Majority Stockholders”) voted to amend the Certificate of Incorporation of the Company to increase its authorized share capital from 3,000,000,000 common shares to 3,050,000,000 shares, consisting of 3,000,000,000 shares of Common Stock and 50,000,000 shares of Preferred Stock. We did not increase our authorized Common Stock but authorized the establishment of 50,000,000 shares of undesignated Preferred Stock. The proposed amendment to our Certificate of Incorporation is included in the Amended and Restated Certificate of Incorporation, which is attached hereto as Exhibit 1.

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Reasons For Establishing Undesignated Preferred Stock

We believe increasing our authorized capital to establish undesignated preferred stock will enhance our ability to finance the development and operation of our business and facilitate future expansion plans including acquisitions and strategic partnerships and alliances. Potential uses of the additional authorized shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of options pursuant to employee stock option plans, acquisition transactions and other general corporate purposes.  Increasing the authorized number of shares of our common stock will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense or delay of seeking stockholder approval. We are at all times investigating additional sources of financing, business candidates and other opportunities which our Board believes will be in our best interests and in the best interests of our stockholders. We are also in active discussions regarding the acquisition of certain companies affiliated with Eldee Tang, our Chief Executive Officer, in which we expect to issue large amounts of shares of our capital stock. Except as set forth above, as of the date of this filing, we do not have any definitive plans, proposals or arrangements to issue any of the newly available authorized securities for any purpose or which may result in a change in control of the Company.

Our board of directors will be specifically empowered, without stockholder approval, to issue up to 50,000,000 shares of preferred stock with voting, liquidation, conversion, or other rights that could be superior to and adversely affect the rights of the holders of the common stock. Among other rights, our board of directors may determine, without further vote or action by our stockholders:

•	the number of shares and the designation of any series of preferred securities;
•	whether to pay dividends on such series and, if so, the dividend rate, whether dividends will be cumulative and, if so, from which date or dates, and the relative rights of priority of payment of dividends on shares of the series;
•	whether such series will have voting rights in addition to the voting rights provided by law and, if so, the terms of the voting rights;
•	whether such series will be convertible into or exchangeable for shares of any other class or series of stock and, if so, the terms and conditions of conversion or exchange;
•	whether or not the shares of such series will be redeemable and, if so, the dates, terms and conditions of redemption and whether there will be a sinking fund for the redemption of that series and, if so, the terms and amount of the sinking fund; and
•	the rights of the shares of such series in the event of our voluntary or involuntary liquidation, dissolution or winding up and the relative rights or priority, if any, of payment of shares of such series.

Although we have no present intention to issue any shares of preferred stock, there can be no assurance that we will not do so in the future.

Effect of the Increase in Authorized Capital; Anti-Takeover Implications

The amendment to our Certificate of Incorporation to increase our authorized share capital will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue shares of our Common Stock and Preferred Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional shares of Common Stock or Preferred Stock are issued in the future, such issuance will decrease the existing stockholders' percentage equity ownership, dilute the earnings per share and book value per share of outstanding shares of Common Stock and, depending upon the price at which they are issued, could be dilutive to the existing stockholders. We are in active discussions regarding the acquisition of certain companies affiliated with Eldee Tang, our Chief Executive Officer, in which we expect to issue large amounts of shares of our capital stock.

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Although the increase in authorized capital is prompted by business and financial considerations, stockholders nevertheless should be aware that an increase in authorized shares may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. By way of example, our management could issue additional shares to dilute the stock ownership and the voting power of persons seeking to obtain control of the Company or shares could be issued to purchasers who would support the Board in opposing a takeover proposal.  The issuance of preferred stock also could decrease the amount of earnings attributable to, and assets available for distribution to, the holders of our common stock and could adversely affect the rights and powers, including voting rights, of the holders of our common stock. The Board and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock or Preferred Stock. Except as set forth previously, the Board has no current plans to use any of the additional shares of Common Stock or Preferred Stock that will become available when the increase in authorized capital occurs to deter or prevent a change of control of the Company.

Anti-takeover Provisions

Some of the provisions of Delaware law, our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. Specifically, they could make the following more difficult:

•	acquisition of us by means of a tender offer;
•	acquisition of us by means of a proxy contest or otherwise; or
•	removal of our incumbent officers and directors.

These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.

Delaware Anti-Takeover Law

Section 203 of the Delaware General Corporation Law prohibits public companies from entering into a business combination (including a merger, sale of assets or transfer of stock) with an “interested stockholder” for a period of three years after the person becomes an interested stockholder, unless certain conditions apply. An “interested stockholder” is defined as a person or group of persons who beneficially acquire 15% or more of the outstanding voting stock of the corporation. Section 203 does not apply if the corporation’s board of directors preapproves the transaction by which a stockholder becomes an interested stockholder, or if the subsequent business combination with an interested stockholder is authorized at a stockholder meeting by two-thirds of the corporation’s outstanding voting stock (excluding the stock held by the interested stockholder). Further, a stockholder who acquires 85% or more of the voting stock of a corporation (excluding stock held by directors who are also officers and certain employee stock plans) in the first transaction in which it becomes an interested stockholder is not subject to the three-year waiting period for any subsequent business combination.

A Delaware corporation may amend its certificate of incorporation to “opt out” of Section 203’s anti-takeover protection. The amendment must be approved by the affirmative vote of a majority of the shares entitled to vote, in addition to any other vote required by law, and it must be effected before any stockholder becomes an interested stockholder. Subject to certain exceptions, such amendment will not take effect until twelve months after its adoption.

Because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders, the restrictions of Section 203 of the Delaware General Corporation Law do not apply to us. We have determined, however, to amend our Certificate of Incorporation to elect not to be governed by Section 203 of the DGCL to facilitate potential future business combinations regardless of whether such business combinations are with interested stockholders. Further, because we did not elect to be governed by Section 203 of the DGCL in our original Certificate of Incorporation, our election not to be governed by Section 203 of the DGCL will take effect on the Effective Date (as hereinafter defined), and the twelve month waiting period will not apply to us.

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Certain Certificate and Bylaws Provisions

Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that:

•	no action shall be taken by our stockholders except at an annual or special meeting of our stockholders called in accordance with our bylaws;
•	our stockholders may call special meetings of our stockholders if they hold more than fifty percent (50%) of the shares entitled to vote at a meeting of stockholders;
•	our board of directors may designate the terms of, and issue a new series of preferred stock with, voting or other rights without stockholder approval;
•	a majority of the authorized number of directors will have the exclusive power to adopt, amend or repeal our bylaws without stockholder approval;
•	our stockholders may not cumulate votes in the election of directors;
•	directors can only be removed for cause by holders of at least a majority of the shares entitled to vote at an election of directors; and
•	we will indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

These provisions of our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws may have the effect of delaying, deferring or discouraging another person or entity from acquiring control of us.

Vote Required

Section 242 of the DGCL provides that proposed amendments to the Certificate of Incorporation must first be adopted by the Board and then approved by the Majority Stockholders. On April 26, 2018, our Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting an amendment to the Company’s Certificate of Incorporation to increase the Company’s authorized capital from 3,000,000,000 shares to 3,050,000,000 shares. April 26, 2018, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on the proposed increase to our authorized capital.

The amendment to increase our authorized capital will not be effective until the date of effectiveness specified in the Amended and Restated Certificate of Incorporation filed with the Delaware Secretary of State (which we expect to be May 28, 2018 or thereafter) (the “Effective Date”).  No further action on the part of stockholders is required to authorize or effect the amendments to the Certificate of Incorporation.

CORPORATE ACTION NO. 2

APPROVAL TO EFFECT A REVERSE STOCK SPLIT OF

ALL ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

AT A RATIO OF ONE-FOR-ONE THOUSAND

On April 26, 2018, our Board and the Majority Stockholders adopted and approved a resolution to effect a one-for-one thousand (1:1000) reverse stock split of all issued and outstanding shares of common stock of NVGI.  Upon the effectiveness of the Reverse Stock Split, each holder of common stock will receive one share of common stock for every one thousand shares of common stock held immediately prior to effecting the Reverse Stock Split.  The Reverse Stock Split will not change the number of authorized shares of common stock or the par value of NVGI’s common stock.  Except for any changes arising from the treatment of fractional shares, each stockholder of NVGI will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

The Reverse Stock Split is implemented in connection with the Company’s plans to attract additional financing and potential business opportunities.   We are in active discussions regarding the acquisition of certain companies affiliated with Eldee Tang, our Chief Executive Officer, in which we expect to issue large amounts of shares of our capital stock.  Except as set forth above, there are currently no definitive plans, proposals or arrangements to issue shares of NVGI or which may result in a change in control of NVGI.

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Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Reverse Stock Split shall be effective twenty (20) days after this Information Statement is mailed to stockholders of NVGI.  No further action on the part of stockholders is required to authorize or effect the Reverse Stock Split.

The Purpose Of The Reverse Stock Split

The Board believes that the Reverse Stock Split is in the best interest of the stockholders of the Company because it will better position the Company to attract potential financing and business candidates and opportunities.  The Board believes that the reduction in the number of issued and outstanding shares of Common Stock resulting from the Reverse Stock Split will provide the Company with additional authorized but unissued shares which could be utilized for future acquisitions or financings or general corporate purposes such as stock dividends, stock splits or other recapitalizations and grants of stock options. We are in active discussions regarding the acquisition of certain companies affiliated with Eldee Tang, our Chief Executive Officer, in which we expect to issue large amounts of shares of our capital stock. No assurances can be given that such discussions will result in an acquisition.

Potential Effects of the Reverse Stock Split

Upon the implementation of the Reverse Stock Split, the number of shares of the outstanding common stock will be reduced. We believe that the decrease in the number of shares of outstanding common stock as a consequence of the proposed Reverse Stock Split should increase the per share price of the common stock, which may encourage greater interest in the common stock and possibly promote greater liquidity for the Company's stockholders. However, the increase in the per share price of the common stock as a consequence of the proposed Reverse Stock Split, if any, may be proportionately less than the decrease in the number of shares outstanding, and any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed Reverse Stock Split. The effect the Reverse Stock Split upon the market price of the common stock, however, cannot be predicted, and the history of reverse stock splits for companies in similar circumstances includes cases where stock performance has and has not improved. There can be no assurance that the trading price of the common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period. The trading price of the common stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

	Prior to Reverse Stock Split	After Reverse Stock Split
Common Stock, par value $0.0001
Authorized Shares	3,000,000,000	3,000,000,000
Outstanding Shares	2,663,134,500	*2,663,135

Preferred Stock, par value $0.0001
Authorized Shares	0	50,000,000
Outstanding Shares	0	0

The following table summarizes the approximate effect of the Reverse Stock Split on our authorized and outstanding shares of common stock and preferred stock.

*Approximate

Effects on Ownership by Individual Stockholders

As a result of the Reverse Stock Split, the number of shares of our common stock held by each stockholder will be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the 1-for-1000 exchange ratio. All stockholders holding a fractional share will have the fractional share rounded and adjusted to the nearest whole share. The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning additional shares as a result of adjustments made to fractional interests.

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Other Effects on outstanding Shares

The rights and preferences of the outstanding shares of the common stock will remain the same when the Reverse Stock Split occurs.  Each share of common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable.

Reduction in Stated Capital

The Reverse Stock Split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of NVGI’s common stock will be increased because there will be a lesser number shares of NVGI’s common stock outstanding.  Our stockholders’ equity, in the aggregate, will remain unchanged.

Potential Dilution

The Reverse Stock Split will not change the number of authorized shares of our common stock as designated by our Certificate of Incorporation. As a result, the number of shares remaining available for issuance under our authorized pool of common stock will increase. Our Board of Directors may authorize, without further stockholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the Board of Directors determines.  Such issuance could result in a significant dilution of the voting rights and the stockholders' equity of the then existing stockholders.

Anti-Takeover Implications and Anti-Takeover Provisions of the DGCL

The additional shares of common stock that will become available for issuance as a result of the Reverse Stock Split may be used by our management to oppose a hostile takeover attempt or delay or prevent changes of control or changes in or removal of management, including transactions that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. Although the Reverse Stock Split is prompted by business and financial considerations, stockholders nevertheless should be aware that the Reverse Stock Split may facilitate future efforts by our management to deter or prevent a change in control of our company. The Board has no plans to use any of the additional shares of common stock that will become available when the Reverse Stock Split occurs, for any such purposes.

Other than as discussed in this information statement, there are no provisions of our Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws, employment agreements or credit agreements have material anti-takeover consequences.

CORPORATE ACTION NO. 3

OPT-OUT OF SECTION 203 OF DGCL

On April 26, 2018, the Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting to elect not to be governed by Section 203 of the Delaware General Corporation Law (the “Opt Out”).

Section 203 of the Delaware General Corporation Law generally prohibits certain public companies from entering into a business combination (including a merger, sale of assets or transfer of stock) with an “interested stockholder” for a period of three years after the person becomes an interested stockholder, unless certain conditions apply. An “interested stockholder” is defined as a person or group of persons who beneficially acquire 15% or more of the outstanding voting stock of the corporation. Section 203 does not apply if the corporation’s board of directors preapproves the transaction by which a stockholder becomes an interested stockholder, or if the subsequent business combination with an interested stockholder is authorized at a stockholder meeting by two-thirds of the corporation’s outstanding voting stock (excluding the stock held by the interested stockholder). Further, a stockholder who acquires 85% or more of the voting stock of a corporation (excluding stock held by directors who are also officers and certain employee stock plans) in the first transaction in which it becomes an interested stockholder is not subject to the three-year waiting period for any subsequent business combination.

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A Delaware corporation may amend its certificate of incorporation to “opt out” of Section 203’s anti-takeover protection. The amendment must be approved by the affirmative vote of a majority of the shares entitled to vote, in addition to any other vote required by law, and it must be effected before any stockholder becomes an interested stockholder. Subject to certain exceptions, such amendment will not take effect until twelve months after its adoption.

Because we do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders, the restrictions of Section 203 of the Delaware General Corporation Law do not apply to us. However, we have determined to amend our Certificate of Incorporation to elect not to be governed by Section 203 of the DGCL to facilitate potential future business combinations regardless of whether such business combinations are with interested stockholders.

Because we did not elect to be governed by Section 203 of the DGCL in our original Certificate of Incorporation, our election not to be governed by Section 203 of the DGCL will take effect on the Effective Date, and the twelve month waiting period will not apply to us.

CORPORATE ACTION NO. 4

CHANGE IN THE COMPANY’S FISCAL YEAR

On April 26, 2018, the Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting a change in the Company’s fiscal year end from December 31st to March 31 (the “Change in Fiscal Year”).

The Board of Directors of the Company and the Majority Stockholders believe that it is advisable and in the Company’s best interests to authorize and approve the Change in Fiscal Year in order to conform the Company’s reporting practices with the operating practices of the prospective companies that NVGI hopes to acquire.

The Change in Fiscal Year will be effective on or about the Effective Date.

CORPORATE ACTION NO. 5

ADOPTION OF AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

On April 26, 2018, our Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting the Amended and Restated Certificate of Incorporation of the Company (the “Restated Certificate”).

The Restated Certificate consolidates the Company’s Certificate of Incorporation and the proposed amendments set forth in this Information Statement. Except as otherwise described in this Information Statement, the adoption and filing of the Restated Certificate will not have any material impact on our stockholders, other than to simplify and consolidate all the current and proposed articles of our Certificate of Incorporation into one document.

The Restated Certificate, a copy of which is attached to this Information Statement as Exhibit 1, will not be effective until the Effective Date.  No further action on the part of stockholders is required to authorize or effect the amendments to the Certificate of Incorporation.

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CORPORATE ACTION NO. 6

ADOPTION OF AMENDED AND RESTATED BYLAWS

On April 26, 2018, the Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting the Amended and Restated Bylaws of the Company (the “Restated Bylaws”).

The Restated Bylaws contain new provisions that may have the effect of delaying, deferring or discouraging another person from acquiring control of the Company. These provisions are designed to encourage persons seeking to acquire control of us to first negotiate with our Board and to discourage certain types of coercive takeover practices and inadequate takeover bids.  Among other things, the Restated Certificate and the Restated Bylaws provide that:

•	Our stockholders may not call special meetings of our stockholders unless they hold in excess of 50% of the shares entitled to vote at a meeting of stockholders. Stockholders requesting a special meeting to act on any matter that may properly be considered at a meeting of stockholders must submit a written request to the secretary of the Corporation. Such meeting request must contain all information required pursuant to the Restated Bylaws, be sent to the secretary by registered mail, return receipt requested, and be received by the secretary within 60 days after the record date;

•	In any annual meeting of our stockholders, stockholders may not act on any matter not properly brought before the meeting. A matter is considered to have been properly brought before a meeting if the stockholder has given timely notice thereof in writing to the secretary of the Corporation and such business is a proper matter for action by the stockholders. To be timely, a stockholder’s notice shall set forth all information required pursuant to the Restated Bylaws and shall be delivered to the secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above.

•

Our stockholders may not nominate persons to our Board unless they comply with certain nomination procedures.  A stockholder must deliver notice of its intent to nominate persons to be elected to the Board to the secretary of the Company not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding year’s annual meeting, notice by the stockholder to be timely, such notice must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice must include all information required pursuant to the Restated Bylaws, which shall include information regarding (i) the stockholder, (ii) any person acting in concert with such stockholder, (iii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iv) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or any of the persons described in sections (ii) and (iii) above.

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Such notice shall contain, among other things, a written undertaking certifying that such proposed nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Company in connection with service or action as a director that has not been disclosed to the Company.

•	Our Board may designate the terms of, and issue a new series of preferred stock with, voting or other rights without stockholders approval;

•	Our directors have the power to adopt, amend or repeal our bylaws without stockholders approval;

•	Our stockholders may not cumulate votes in the election of directors; and

•	We will indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures.

In addition to the above-described changes, the following is a description of certain other changes between the original Bylaws and the Restated Bylaws, none of which, we believe, will have a material impact on the Company’s stockholders:

•

Under the original Bylaws, the procedure for determining the record date is governed by Nevada law which provides that a record date for an annual meeting of stockholders is not required to be set in advance by the Board and may be as late as the close of business on the day before the day on which the first notice of the annual meeting is given or, if notice is waived, at the close of business on the day before the meeting is held.  Under the Restated Bylaws, the record date must be not more than fifty (50) days or less than ten (10) days from the date of the particular action.  If no record date is fixed, the date of which notice of the meeting is mailed or the date on which the resolutions of the Board of Directors authorizing such action is adopted shall serve as the record date.

•	Under the original Bylaws, the procedure for determining the expiration date of proxies signed by stockholders is governed by Delaware law, which provides that proxies expire three (3) years from its date unless a longer period is otherwise provided for in such proxy. Under the Restated Bylaws proxies signed by stockholders are only valid for 11 months unless a longer period is provided for in the proxy.

•	Under the original Bylaws, a special meeting of the directors may be called by the President, Secretary, Chairman of the Board or two directors on one (1) day notice if delivered personally or by mail or on two (2) days notice if delivered by telegram, telefax, telecopier or telephone. Under the Restated Bylaws, special meeting of the directors may be called by or at the request of the Chief Executive Officer, any two directors or the Chairman of the Board.

The Restated Bylaws, a copy of which is attached to this Information Statement as Exhibit 2, will be effective on or about the Effective Date.

STOCK CERTIFICATES

As of the effective date of the Reverse Stock Split, each certificate representing shares of our common stock before the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Stock Split. All shares, underlying options and warrants and other securities will also be automatically adjusted on the effective date of the Reverse Stock Split, if any such securities are outstanding on the effective date.  In order to avoid the expense and inconvenience of issuing and transferring fractional shares of common stock to stockholders who would otherwise be entitled to receive fractional shares of common stock following the Reverse Split, any fractional shares which result from the Reverse Stock Split will be adjusted so that such stockholders will be entitled to receive, in lieu of such fractional share, one full share of common stock.

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If you hold your shares of common stock in a brokerage account or in "street name," you will not be required to take any further action. If you hold stock certificates, you will not have to exchange your existing stock certificates for new stock certificates reflecting the Reverse Stock Split, except that holders of unexchanged shares will not be entitled to receive any dividends, if any, or other distributions payable by us after the Reverse Stock Split until they surrender their old stock certificates for exchange.  Any stockholder desiring a new form of stock certificate may submit the existing stock certificate to our transfer agent for cancellation, and obtain a new form of certificate. The transfer agent may impose a reasonable fee for a voluntary exchange of certificates. Stockholders should not destroy any stock certificate.

Contact information for our transfer agent is as follows:

Nevada Agency and Transfer Company.

50 West Liberty Street, Suite 880, Reno NV 89501

Tel: 775-322-0626

Fax: 775-322-5623

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain United States federal income tax consequences of the Reverse Stock Split to us and stockholders of our common stock. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only.  This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations.  This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their common stock as compensation).  In addition, this summary is limited to stockholders that hold their common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. We believe, however, that because the Reverse Stock Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Stock Split should have the federal income tax effects described below:

•	The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes.
•	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.
•	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.
•	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

We believe that our Company should not recognize gain or loss as a result of the Reverse Stock Split.  Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts.  We urge all stockholders to consult their own tax advisers to determine the particular federal, state, local and foreign tax consequences to each of them of the Reverse Stock Split.

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TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of April 26, 2018, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Noble Vici Group, Inc., 36 Kaki Bukit Place, #04-01 Singapore 416214, Singapore.

Name of Beneficial Owner	Amount (number of shares)	Percentage of Outstanding Shares of Common Stock (1)

Eldee Wai Chong Tang (2)	0	0%
Kao Wei-Chen (aka Kao Hsuan-Ying (3)	1,125,000,000	42.24%
Chou Pei-Chi (4)	250,000,000	9.39%
Chou Pei-Ying (4)	250,000,000	9.39%
Chou Feng-Kai (4)	250,000,000	9.39%

All executive officers and directors as a group (three persons)	0	0%

(1)	Applicable percentage ownership is based on 2,663,134,500 shares of common stock outstanding as of April 26, 2018, together with securities exercisable or convertible into shares of common stock within 60 days of April 26, 2018. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of April 26, 2018, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	Eldee Wai Chong Tang is the Chief Executive Officer and Director of the Company.
(3)	Ms. Kao Wei-Chen (aka Kao Hsuan-Ying) is a Director of Phnom Penh Golden Corridor Trading Co. Ltd., our former affiliate. Her address is L8-09, Wisma BU8, No.11, Lebuh Bandar Utama, Bandar Utama PJU 6, 47600 Petaling Jaya, Selangor Darul Ehsan, Malaysia.
(4)	Ms. Chou Pei-Chi, Ms. Chou Pei-Ying and Mr. Chou Feng-Kai are siblings and they are children of Ms. Kao Wei-Chen (aka Kao Hsuan-Ying)

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CHANGE IN CONTROL

On March 27, 2018, Lim Yew Chuan, the director, Chief Executive Officer, Chief Financial Officer and Secretary of Noble Vici Group, Inc. (the “Company”), resigned from all of his positions as director, Chief Executive Officer, Chief Financial Officer and Secretary of the Company. Mr. Lim’s decision to leave the Board and his executive officer positions with the Company is due to personal reasons and not due to any dispute or disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Effective March 27, 2018, the following individuals were appointed to serve in the capacities set forth next to their names until his successor(s) shall be duly elected or appointed, unless he resigns, is removed from office or is otherwise disqualified from serving as an executive officer or director of the Company:

Name	Office(s)
Eldee Tang	Chief Executive Officer and Director
Sin Chi Yip	Chief Financial Officer
Jon Yee Chuan Lim	Chief Operating Officer and Secretary

Eldee Tang is in active discussions to purchase up to 1,675,000,000 shares of our Common Stock at a per share price of $0.0001, or an aggregate of $167,500, from four shareholders of the Company using his personal funds. We expect this purchase transaction to close in the near future.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company.  These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the Securities and Exchange Commission.

GENERAL INFORMATION

NVGI will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. NVGI will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of NVGI’s common stock.

NVGI will deliver only one Information Statement to multiple security holders sharing an address unless NVGI has received contrary instructions from one or more of the security holders. Upon written or oral request, NVGI will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:  c/o Noble Vici Group, Inc., 36 Kaki Bukit Place, #04-01 Singapore 416214, Singapore, Attn: Secretary.  The Secretary may also be reached by telephone at +60379603780.

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ADDITIONAL AND AVAILABLE INFORMATION

NVGI is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  Our filings are also available to the public on the SEC’s website (www.sec.gov).

Dated: April 27, 2018	By order of the Board of Directors /s/ Eldee Wai Chong Tang By: Eldee Wai Chong Tang Its: Director and Chief Executive Officer

Exhibit 1:   Amended and Restated Certificate of Incorporation of the Company*.

Exhibit 2:   Amended and Restated Bylaws of the Company*.

* To be filed as an exhibit to the Definitive Schedule 14C.

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